UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2007

East Penn Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50330	65-1172823
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 South 2nd Street, P.O. Box 869, Pennsylvania		18049
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610)965-5959

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 1, 2007, at a special meeting of shareholders held at 6:00 PM at the Allen Organ Company, 3370 Route 100, Macungie, PA 18062, the shareholders of East Penn Financial Corporation approved and adopted the Agreement and Plan of Merger dated as of May 15, 2007, as amended August 29, 2007, between Harleysville National Corporation and East Penn Financial Corporation, which provides, among other things for the merger of East Penn Financial Corporation with and into a wholly owned subsidiary of Harleysville, and the conversion of each share of East Penn Financial Corporation common stock outstanding immediately prior to the merger into cash or into shares of Harleysville National Corporation common stock with cash instead of fractional shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007	East Penn Financial Corporation /s/ Theresa M. Wasko Theresa M. Wasko, Treasurer and Chief Financial Officer